EXHIBIT 24







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                                                                   Exhibit 24

                              CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (#33-13622) of Brendle's Incorporated of our report dated March 30, 1994, except for Notes 1 and 13, which is as of April 29, 1994, appearing on pages F-1 and F-2 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-22 on this Form 10-K.

Signature appears here for Price Waterhouse
Price Waterhouse
Winston-Salem, North Carolina
May 12, 1994

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